UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2009

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	002-93231-NY	87-0395695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316
(Address of principal executive offices, including zip code)

(86) 459-8972870
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On October 8, 2009, China Nutrifruit Group Limited (the "Company") effected the second and final closing of a private placement transaction and issued 43,916 units (the "Unit") at a purchase price of $33.00 per Unit for gross proceeds of $1,449,000. Each Unit consists of one share of the Company’s newly-designated Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock") and one warrant (the "Warrant") to purchase 2.5 shares of the Company’s common stock, par value $.001 per share (the "Common Stock"). This issuance is part of the private placement financing as disclosed in the Company’s current report on Form 8-K filed on October 1, 2009.

The issuance of the Units to the investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), for the offer and sale of securities not involving a public offering, Regulation D and Regulation S promulgated thereunder. None of the Units, the Series A Preferred Stock, the Warrants and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants have been registered under the Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Daqing, China on October 9, 2009.

China Nutrifruit Group Limited

/s/ Jinglin Shi
Jinglin Shi
Chief Executive Officer